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                                                                   EXHIBIT 10.21

                                VISIONEER, INC.

                              EMPLOYMENT AGREEMENT



         This Employment Agreement (the "Agreement") is made and entered into effective as of ____________, by and between ___________ (the "Employee") and Visioneer, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S

         A. It is expected that another company or other entity may from time to time consider the possibility of acquiring the Company or that a change in control may otherwise occur, without the approval of the Company's Board of Directors (the "Board"). The Board recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

         B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment with the Company.

         C. The Board believes that it is imperative to provide the Employee with certain benefits, upon termination of the Employee's employment in connection with a Change of Control, which benefits are intended to provide the Employee with financial security and provide sufficient income and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

         D. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided in this Agreement.

         E.      Certain capitalized terms used in the Agreement are defined in
Section 3 below.


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         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company from the date hereof, the parties agree as follows:

                 1. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control (other than as provided herein), the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and written policies at the time of termination. The terms of this Agreement shall terminate upon the earlier of
(i) the date that all obligations of the parties hereunder have been satisfied, or (ii) twelve (12) months after a Change of Control. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

                 2.       Change of Control.

                          (a)     Termination Following A Change of Control.
Subject to Section 4 below, if the Employee's employment with the Company is terminated at any time prior to, but in contemplation of, or within twelve (12) months after, a Change of Control, then the Employee shall be entitled to receive or shall not be entitled to receive severance benefits as follows:

                                  (i)      Voluntary Resignation.  If the
Employee voluntarily resigns from the Company (other than as an Involuntary Termination (as defined below)) or if the Company terminates the Employee's employment for Cause (as defined below), then the Employee shall not be entitled to receive severance payments. The Employee's benefits will be terminated under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or as otherwise determined by the Board of Directors of the Company.

                                  (ii)     Involuntary Termination.  If the
Employee's employment is terminated as a result of an Involuntary Termination other than for Cause, the Employee shall be entitled to receive a lump sum severance payment equal to 6 months of the salary which the Employee was receiving immediately prior to the Change of Control. In addition, each stock option or stock grant granted for the Company's securities held by the Employee shall become vested on the termination date as to the greater of: (i) one-half of the





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shares subject to such stock option or stock grant that have not otherwise vested as of such date; or (ii) that number of the shares subject to such stock option or stock grant that would have vested if the Employee remained an employee of the Company for one year after the date of termination and shall be exercisable to the extent so vested in accordance with the provisions of the agreement and/or the Plan pursuant to which such stock option or stock grant was granted. All other benefits will be terminated under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or as otherwise determined by the Board of Directors of the Company.

                                  (iii)    Involuntary Termination for Cause.
If the Employee's employment is terminated for Cause, then the Employee shall not be entitled to receive severance payments. The Employee's benefits will be terminated under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination.

                          (b)     Termination Apart from Change of Control.  In
the event the Employee's employment terminates for any reason, either prior, but in contemplation of, to the occurrence of a Change of Control (except as otherwise provided in Section 2(a) herein) or after the twelve (12) month period following the effective date of a Change of Control, then the Employee shall not be entitled to receive any severance payments pursuant to the terms of this Agreement. The Employee's benefits will be terminated under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or as otherwise determined by the Board of Directors of the Company.

                 3. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                          (a)     Change of Control.  "Change of Control" shall
mean the occurrence of any of the following events:

                                  (i)      Ownership.  Any "Person" (as such
term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board of Directors of the Company; or

                                  (ii)     Merger/Sale of Assets.  A merger or
consolidation of the Company not approved by the Board of Directors of the Company. A "Change of Control" shall not include a merger or consolidation which would result in the voting





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securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                  (iii)    Change in Board Composition.   A
change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of October 22, 1996 or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                          (b)     Cause.  "Cause" shall mean (i) gross
negligence or willful misconduct in the performance of the Employee's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries (ii) repeated unexplained or unjustified absence from the Company,
(iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company; (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company; or (vi) a material and willful violation of any of the provisions of the Company's Propriety Information Agreement, in each case as determined in good faith by the Board of Directors of the Company.

                          (c)     Involuntary Termination.  "Involuntary
Termination" shall include any termination by the Company other than for Cause; or the Employee's voluntary termination, upon 30 days prior written notice to the Company, within three (3) months following (i) a material reduction or change in job duties, responsibilities and requirements inconsistent with the Employee's position with the Company and the Employee's prior duties, responsibilities and requirements, (ii) a greater than 20% reduction in the Employee's annual base compensation, or (iii) the Employee's refusal to relocate to a facility or location outside of the San Francisco Bay Area.

                 4. Excise Tax Payments. In the event that any payments or benefits to be received by Employee pursuant to this Agreement would result in the imposition of an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code")





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or any corresponding provisions of state income tax law, Employee shall receive the entire amount of the payments or benefits to which Employee is entitled under this Agreement, in which event Employee shall be responsible for the payment of all excise taxes imposed under the Code with respect to such payments or benefits.

                 5. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Employee's rights hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                 6. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Employee shall be addressed to the Employee at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                 7.       Miscellaneous Provisions.

                          (a)     No Duty to Mitigate.  The Employee shall not
be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that the Employee may receive from any other source.

                          (b)     Waiver.  No provision of this Agreement shall
be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                          (c)     Whole Agreement.  No agreements,
representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with





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respect to the subject matter hereof.  This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

                          (d)     Choice of Law.  The validity, interpretation,
construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions. The parties agree that all disputes arising among them related to this Agreement, whether arising in contract, tort, equity or otherwise, shall be resolved only in the United States federal courts in the Northern District of California or California state courts located in Alameda County, California. Each party hereby waives any disputes it may have with respect to the location of any court.

                          (e)     Severability.  If any term or provision of
this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

                          (f)     Arbitration.  Any dispute or controversy
arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of Alameda, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

                          (g)     Legal Fees and Expenses.  The parties shall
each bear their own expenses, legal fees and other fees incurred in connection with this Agreement. The parties agree, however, that the prevailing party in any arbitration proceeding brought under or in connection with this Agreement shall be awarded reasonable attorneys' fees and costs.

                          (h)     No Assignment of Benefits.  The rights of any
person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.





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                          (i)     Employment Taxes.  All payments made pursuant
to this Agreement will be subject to withholding of applicable income and employment taxes.

                          (j)     Assignment by Company.  The Company may
assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of
assignment.   In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

                          (k)     Counterparts.  This Agreement may be executed
in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


VISIONEER, INC.                                    [EMPLOYEE]

By:
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Title:
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